As filed with the Securities and Exchange Commission on September 14, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RayzeBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	84-4388509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

RayzeBio, Inc.

5505 Morehouse Drive, Suite 300

San Diego, CA 92121

(619) 937-2754

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ken Song, M.D.

President and Chief Executive Officer

RayzeBio, Inc.

5505 Morehouse Drive, Suite 300

San Diego, CA 92121

(619) 937-2754

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carlos Ramirez, Esq. Charles S. Kim, Esq. Marya Postner, Esq. Terren J. O’Connor, Esq. Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000	Alan F. Denenberg, Esq. Emily Roberts, Esq. Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (333-274193)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) by RayzeBio, Inc. (the “Registrant”), for the sole purpose of increasing the aggregate number of shares of common stock offered and registered by the Earlier Registration Statement (as defined below) by 3,311,540 shares, 431,940 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The contents of the Registration Statement on Form S-1, as amended (File No. 333-274193), including all exhibits thereto (the “Earlier Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on September 14, 2023, are incorporated by reference into this Registration Statement. The additional shares of common stock that are being registered for issuance and sale pursuant to this Registration Statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in Exhibit 107 of the Earlier Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-274193), originally filed with the Securities and Exchange Commission on August 24, 2023 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 14th day of September 2023.

RAYZEBIO, INC.

By:	/s/ Ken Song
Ken Song, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Ken Song Ken Song, M.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	September 14, 2023

/s/ Arvind Kush Arvind Kush	Chief Financial Officer (Principal Financial and Accounting Officer)	September 14, 2023

* Richard Heyman, Ph.D.	Chairman of the Board of Directors	September 14, 2023

* Maha Katabi, Ph.D.	Member of the Board of Directors	September 14, 2023

* Yi Larson	Member of the Board of Directors	September 14, 2023

* Christy Oliger	Member of the Board of Directors	September 14, 2023

* Aaron Royston, M.D.	Member of the Board of Directors	September 14, 2023

* Mary Tagliaferri, M.D.	Member of the Board of Directors	September 14, 2023

* Angie You, Ph.D.	Member of the Board of Directors	September 14, 2023

*By:	/s/ Ken Song
Ken Song, M.D.
Attorney-in-Fact